UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

Odyssey Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43270	86-3384382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Sleeper Street

Suite 800

Boston, Massachusetts 02210

(Address of principal executive offices)

(617) 865-9628 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ODTX	The Nasdaq Stock Market LLC

☒ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2026, Odyssey Therapeutics, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with TPG LSI Rise Orazio II, L.P. (“Purchaser”), an affiliate of an existing stockholder of the Company, for the purchase of an aggregate of 1,388,889 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at a per share price equal to the initial public offering price of $18.00 per share, through a private placement financing (the “Private Placement”), which closed concurrently with the initial public offering of shares of the Company’s Common Stock (the “IPO”). J.P. Morgan Securities LLC, TD Securities (USA) LLC, Cantor Fitzgerald & Co., Wedbush & Co., LLC and Oppenheimer and Co. Inc. acted as placement agents for the Private Placement, and the Company agreed to pay a placement agent fee equal to 7.0% of the total purchase price of the Shares. Pursuant to the Purchase Agreement, the Shares will be treated as registrable securities under the Third Amended and Restated Investor Rights Agreement, dated June 16, 2025, among the Company and the investors party thereto, as amended, pursuant to which holders of registrable securities have registration rights, subject to specified holder thresholds and other conditions and limitations. The Purchase Agreement also contains customary representations, warranties and agreements by the Company and the Purchaser.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other information regarding the Company or its business.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information regarding the Shares set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and were issued and sold pursuant to Section 4(a)(2) of the Securities Act. The Purchaser has represented that it is an “institutional accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is acquiring the Shares for investment purposes only and not with a view to any public distribution or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act. The Shares were offered without any general solicitation by the Company or its representatives.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

In connection with the closing of the IPO, on May 11, 2026, the Company filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Company’s board of directors (the “Board”) and stockholders previously approved the Amended and Restated Certificate of Incorporation to be effective as of immediately prior to the closing of the IPO.

Amendment and Restatement of Bylaws

Effective as of May 11, 2026, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”) in connection with the closing of the IPO. The Board and stockholders previously approved the Amended and Restated Bylaws to be effective immediately prior to the closing of the IPO.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Ninth Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-295141), filed on April 17, 2026).

10.1	Share Purchase Agreement, dated May 7, 2026, between the Registrant and TPG LSI Rise Orazio II, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Therapeutics, Inc.

By:	/s/ Gary D. Glick
Gary D. Glick, Ph.D.
President and Chief Executive Officer
Dated:	May 11, 2026